UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2008

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 2.02	Results of Operations and Financial Condition

On May 27, 2008, Modine Manufacturing Company (“Modine” or the “Company”) issued a press release announcing the results of operations and financial condition for the fourth quarter and the fiscal year ended March 31, 2008.

During a conference call scheduled to be held at 11:00 a.m. EDT on May 27, 2008, the Company’s President and Chief Executive Officer, Thomas A. Burke, and Executive Vice President, Corporate Strategy and Chief Financial Officer, Bradley C. Richardson, will discuss the Company’s results for the fourth quarter and the fiscal year ended March 31, 2008.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s press release in connection with the announcement.  The information in this Item 2.02, including Exhibit 99, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On May 27, 2008, Modine announced that the Board of Directors declared a quarterly dividend.  Attached to this Current Report on Form 8-K as Exhibit 99.2 is a copy of the Company’s press release in connection with the dividend announcement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release dated May 27, 2008 announcing the results of operations and financial condition for the fourth quarter and the fiscal year ended March 31, 2008.

The following exhibit is being filed herewith:

99.2	Press Release dated May 27, 2008 relating to quarterly dividend declaration.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By: /s/ Dean R. Zakos
Dean R. Zakos
Vice President, General Counsel and Secretary

Date:  May 27, 2008

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated May 27, 2008 announcing the results of operations and financial condition for the fourth quarter and the fiscal year ended March 31, 2008.

99.2	Press Release dated May 27, 2008 relating to quarterly dividend declaration.